UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 25, 2011

STEREOTAXIS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-50884	94-3120386
(Commission File Number)	(IRS Employer Identification No.)

4320 Forest Park Avenue, Suite 100, St. Louis, Missouri	63108
(Address of Principal Executive Offices)	(Zip Code)

(314) 678-6100

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

On May 25, 2011, Stereotaxis, Inc. (the “Company”) held its Annual Meeting of Stockholders. Stockholders were asked to consider and act upon:

(1)	The election of three directors as Class I Directors to serve until the Company’s 2014 Annual Meeting;

(2)	A proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2011;

(3)	A proposal to approve, by non-binding vote, executive compensation; and

(4)	A proposal to recommend, by non-binding vote, the frequency of future advisory votes on executive compensation.

The votes for, withheld, against, abstentions, and broker non-votes, where applicable, for each matter are set out below.

(1)	Election of Directors:

Name of Nominee	Votes For	Votes Withheld	Votes Abstain	Broker Non-Votes
David W. Benfer	31,266,289	1,555,334	0	15,311,198
Michael P. Kaminski	31,094,488	1,727,135	0	15,311,198
Eric N. Prystowsky, M.D.	27,630,979	5,190,644	0	15,311,198

(2)	Proposal regarding ratification of appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2011:

Number of Votes For:	47,698,748
Number of Votes Against:	376,173
Number of Votes Abstain:	57,900
Number of Non-Votes:	0

(3)	Proposal to approve, by non-binding vote, executive compensation:

Number of Votes For:	31,396,134
Number of Votes Against:	1,276,825
Number of Votes Abstain:	148,664
Number of Non-Votes:	15,311,198

(4)	Proposal to recommend, by non-binding vote, the frequency of future advisory votes on executive compensation:

Number of Votes for 1 Year:	17,939,945
Number of Votes for 2 Years:	113,840
Number of Votes for 3 Years:	14,682,007
Number of Votes Abstain:	85,831
Number of Non-Votes:	15,311,198

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEREOTAXIS, INC.

Date: May 31, 2011	By:	/s/ Daniel J. Johnston
	Name:	Daniel J. Johnston